Exhibit C-1

                                                     February 3, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re: Post-Effective Amendment No. 2 to Application of E.ON AG and Powergen plc, File No. 70-09985

Dear Sirs:

     This letter has been prepared in connection with the above-referenced application ("Application") of E.ON AG ("E.ON") and Powergen plc ("Powergen") for authorization to effect the transfer of an indirect subsidiary of Powergen, Powergen US Investments Corp. ("PUSIC"), to a subsidiary of E.ON, E.ON US Holding GmbH ("E.ON US Holding"). E.ON, Powergen, PUSIC and E.ON US Holding are all registered holding companies under the Public Utility Holding Company Act of 1935 ("Act"). As counsel for E.ON I deliver this past-tense opinion to you for filing as Exhibit C-1 to the Application. The transfer of PUSIC ("Transfer") and the reasons therefore are described in detail in the Application. Any terms used in this opinion have the same meanings assigned to them in the Application.

     I am authorized to practice of law in the Federal Republic of Germany, the place of incorporation of E.ON. I am not a member of the bar of any other country, or any of the United States, states in which certain of E.ON's subsidiaries are incorporated and doing business, and I do not hold myself out as an expert in the laws of such states. For purposes of this opinion, to the extent necessary, I have relied attorneys employed by Powergen with regard to matters of UK law. In addition, I have relied on advice from counsel employed or retained by E.ON, including the firm LeBoeuf, Lamb, Greene & MacRae, L.L.P. with respect to matters under the Public Utility Holding Company Act of 1935.

     In connection with this opinion, I or attorneys in whom I have confidence, have examined originals or copies, certified or otherwise identified to our satisfaction, of such records and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions expressed in this letter. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon statements contained in the Application.

     The opinions expressed below are subject to the following assumptions, qualifications, limitations, conditions and exceptions:

     (1) The Commission will duly enter an appropriate order with respect to the Transfer, as described in the Application, permitting the Application to become effective under the Act and the rules and regulations thereunder.

     (2) No act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed below.

     Based upon the foregoing and subject to the assumptions, qualifications, limitations, conditions and exceptions set forth herein, I am of the opinion that:

     (a)  The Transfer will be carried out in accordance with the Application,

     (b) All state and federal laws applicable to the Transfer will be complied with,

     (c) Any securities issued in connection with the Transfer will be issued by companies that are validly organized and duly existing,

     (d) Any such securities are valid and binding obligations of their respective issuer,

     (e) All securities acquired in connection with the Transfer will have been legally acquired, and

     (f) The Transfer will not violate the legal rights of the holders of any securities issued by E.ON, or by any associate company thereof.


     I hereby consent to the filing of this opinion as Exhibit C-1 to the Application.

                                          Very truly yours,

                                          /s/ Dr. Guntram Wuerzberg

                                          Dr. Guntram Wuerzberg
                                          Vice President General Legal Affairs
                                          E.ON AG